SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INFOSONICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	33-0599368 (I.R.S. Employer Identification No.)
5880 Pacific Center Drive San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:        33-112339

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 par value per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

        The description of the common stock being registered set forth under the caption "Description of Capital Stock" in the prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-112339, as originally filed with the Securities and Exchange Commission on January 30, 2004 or as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.

Item 2. Exhibits

        The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description
1	Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).
2	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INFOSONICS CORPORATION
/s/ JOSEPH RAM Joseph Ram Chief Executive Officer
Dated: June 14, 2004

EXHIBIT INDEX

Exhibit No.	Description
1	Certification of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).
2	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).